Exhibit 1.1

EXECUTION VERSION

INVITATION HOMES OPERATING PARTNERSHIP LP

$600,000,000 2.300% Senior Notes due 2028

$400,000,000 2.700% Senior Notes due 2034

Underwriting Agreement

November 1, 2021

Wells Fargo Securities, LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

As Representatives of the

several Underwriters listed

in Schedule I hereto

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Invitation Homes Operating Partnership LP, a Delaware limited partnership (the “Company”), Invitation Homes Inc., a Maryland corporation (“INVH”), Invitation Homes OP GP LLC, a Delaware limited liability company, and IH Merger Sub, LLC, a Delaware limited liability company (together with Invitation Homes OP GP LLC, the “Co-Guarantors”), confirm their respective agreements with you and each of the other Underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom you are acting as representatives (the “Representatives”), with respect to the sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of (i) an aggregate of $600,000,000 principal amount of the Company’s 2.300% Senior Notes due 2028 (the “2028 Notes”) and (ii) an aggregate of $400,000,000 principal amount of the Company’s 2.700% Senior Notes due 2034 (the “2034 Notes” and, together with the 2028 Notes, the “Securities”). The 2028 Notes will be issued by the Company pursuant to an Indenture dated as of August 6, 2021 (the “Base Indenture”) between the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as previously amended, and as further amended by a Second Supplemental Indenture to be dated as of November 5, 2021 (the “Second Supplemental Indenture”), and the 2034 Notes will be issued by the Company pursuant to the Base Indenture, as previously amended, and as further amended by a Third Supplemental Indenture to be dated as of November 5, 2021 (together with the Base Indenture and the

Second Supplemental Indenture, the “Indenture”), and will each be fully and unconditionally guaranteed on a senior unsecured basis by each of INVH and the Co-Guarantors (the “Guarantees”). As the Representatives, you have advised the Company, INVH and the Co-Guarantors that the several Underwriters are willing, acting severally and not jointly, to purchase the principal amount of the Securities set forth in Schedule I hereto opposite the name of such Underwriter. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives or Underwriters shall mean either the singular or plural as the context requires.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Company, INVH and the Co-Guarantors.

Each of the Company, INVH and the Co-Guarantors jointly and severally represents and warrants to each of the Underwriters as follows:

(a) An automatic shelf registration statement on Form S-3 (File Nos. 333-258290, 333-258290-01, 333-258290-02 and 333-258290-03) with respect to the Securities and the Guarantees has been prepared by the Company, INVH and the Co-Guarantors in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”) and has been filed with the Commission and became effective upon filing. The Company, INVH, the Co-Guarantors and the transactions contemplated by this underwriting agreement (this “Agreement”) meet the requirements and comply with the conditions for the use of Form S-3, including the transaction requirements set forth in General Instruction I.B.2 of such form. Such registration statement meets the requirements of Rule 415(a)(1)(x) under the Act and complies in all material respects with said rule. Copies of such registration statement, including any amendments thereto, the base prospectus (meeting the requirements of the Rules and Regulations) contained therein (the “Base Prospectus”) and the exhibits (but excluding Form T-1), financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company or INVH to you. Such registration statement (but excluding Form T-1), together with any registration statement filed by the Company, INVH or the Co-Guarantors pursuant to Rule 462(b) under the Act (“Rule 462(b) Registration Statement”), is herein referred to as the “Registration Statement”, and shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below. No post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the Base Prospectus together with the final prospectus supplement filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Any preliminary prospectus relating to the Securities and the Guarantees, including any preliminary prospectus supplement relating to the Securities and the Guarantees filed with the Commission, together with the Base Prospectus is herein referred to as a “Preliminary Prospectus”. Any reference herein to the Registration Statement, any Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission by the Company, INVH or the Co-Guarantors after the date of filing of the final prospectus supplement under Rule 424(b) under the Act, and prior to the termination of the offering of the Securities by the Underwriters.

(b)As of the Applicable Time (as defined below) and as of the Closing Date (as defined below), none of (i) the General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time, including the term sheet referenced on Schedule II hereto, and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), and (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company, INVH and the Co-Guarantors make no representations or warranties as to information contained in or omitted from the General Disclosure Package or any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company, INVH and the Co-Guarantors by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:50 p.m. (New York time) on the date of this Agreement or such other time as agreed to by INVH and the Representatives.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus (other than a “bona fide electronic road show,” as defined in Rule 433 under the Act) that is identified on Schedule II hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Securities or the Guarantees, including without limitation any “free writing prospectus” (as defined in Rule 405 under the Act) that is (i) required to be filed with the Commission by the Company, INVH or the Co-Guarantors, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) excepted from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the filer’s records pursuant to Rule 433(g).

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the Base Prospectus that is included in the Registration Statement immediately prior to such time and the preliminary prospectus supplement relating to the Securities and the Guarantees, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

(c) INVH has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, each of the Co-Guarantors has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and the Company has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, in each case with requisite power and authority to own or lease such entity’s properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Except as would not reasonably be expected to have a

Material Adverse Effect (as defined below), each of the direct and indirect subsidiaries of INVH, the Co-Guarantors and the Company (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. INVH, the Co-Guarantors, the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified would not have, individually or in the aggregate, a material adverse effect on the results of operations, business, assets, condition (financial or otherwise) or prospects of INVH, the Co-Guarantors, the Company and the Subsidiaries taken as a whole (the occurrence of any such effect being referred to as a “Material Adverse Effect”). Except as would not reasonably be expected to have a Material Adverse Effect, (x) the outstanding ownership interests in each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and such ownership interests owned by INVH, the Co-Guarantors, the Company or another Subsidiary are free and clear of all liens, encumbrances and equities and claims, other than any such liens or encumbrances arising pursuant to indebtedness or financing arrangements described in the Registration Statement, the General Disclosure Package and the Prospectus; and (y) no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(d) The terms of this Agreement, the Securities, the Guarantees and the Indenture (collectively, the “Transaction Documents”) conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(e) The outstanding shares of INVH’s common stock, $0.01 par value (the “Common Stock”), have been duly authorized and validly issued and are fully paid and non-assessable.

(f) Subsequent to the respective dates as of which financial information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise disclosed therein or in this Agreement, none of INVH, the Co-Guarantors or the Company has: (i) issued any securities (other than shares of Common Stock that may be issued pursuant to the terms of IH Merger Sub, LLC’s 3.50% Convertible Senior Notes due 2022); (ii) incurred any liability or obligation, direct or contingent, for borrowed money, which is material to INVH, the Co-Guarantors, the Company and the Subsidiaries, taken as a whole; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(g) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Securities or the issuance of the Guarantees, and no proceeding for that purpose or pursuant to Rule 401(g)(2) or pursuant to Section 8A of the Act has been instituted or, to INVH’s, the Co-Guarantors’ or the Company’s knowledge, threatened by the Commission. On the effective date of the Registration Statement and any post-effective amendment thereto, on each deemed effective date of the Registration Statement with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Act and on the date hereof, the Registration Statement and any post-effective amendment thereto did, does and will comply, and as of the date each of the Preliminary Prospectus and the Prospectus is filed with the Commission, respectively, in accordance with Rule 424(b) and on the Closing Date, each of the Preliminary Prospectus and the Prospectus (and any amendments or supplements thereto) complied, comply or will comply, in all material respects with the applicable requirements of the Act and the Rules and Regulations. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the

Exchange Act. On the effective date of the Registration Statement, on each deemed effective date of the Registration Statement with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Act and on the date hereof, the Registration Statement did not, does not and will not contain any untrue statement of a material fact and did not, does not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on its date, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (and any amendments and supplements thereto) will not contain any untrue statement of a material fact and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company, INVH and the Co-Guarantors make no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company, INVH and the Co-Guarantors by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 hereof.

(h) No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(i) INVH, the Co-Guarantors and the Company have not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities or the issuance of the Guarantees other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(b) hereof.

(j) (i) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), INVH was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that INVH be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Securities and the issuance of the Guarantees as contemplated by the Registration Statement. In addition, (i) at the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated document filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time INVH or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, and (iv) as of the Applicable Time, INVH was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Act).

(k) The consolidated financial statements of INVH, together with the related notes and schedules thereto, as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Act and present fairly, in all material respects, the consolidated financial position and the results of operations and cash flows of INVH, the Co-Guarantors, the Company and the Subsidiaries at the indicated dates and for the indicated periods. Such financial statements and the related notes and schedules have been prepared in accordance with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly, on the basis stated therein, in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of INVH, the Co-Guarantors and the Company, as applicable. Any pro forma financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP” financial measures (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, INVH, the Co-Guarantors, the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46). There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has in all material respects been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l) Deloitte & Touche LLP who has certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is, to the knowledge of INVH, the Co-Guarantors and the Company, an independent registered public accounting firm with respect to INVH, the Co-Guarantors, the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the Act.

(m) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the New York Stock Exchange thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to INVH, the Co-Guarantors, the Company or the Subsidiaries, there is and has been no failure on the part of INVH, the Co-Guarantors, the Company and the Subsidiaries to comply in all material respects with any provision of the Sarbanes-Oxley Act. INVH, the Co-Guarantors and the Company have taken all necessary actions to ensure that they are in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are in effect and with which INVH, the Co-Guarantors or the Company are required to comply (including Section 402 related to loans).

(n) There is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of INVH, the Co-Guarantors or the Company, threatened against INVH, the Co-Guarantors, the Company or any of the Subsidiaries, or to which any property of INVH, the Co-Guarantors, the Company or the Subsidiaries is, or to the knowledge of INVH, the Co-Guarantors or the Company, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) INVH, the Co-Guarantors, the Company and/or the Subsidiaries, as the case may be, have legal, valid and defensible title to all of the real properties described as owned or leased by them in the Registration Statement, the General Disclosure Package and the Prospectus (individually, a “Property” and collectively, the “Properties”), in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as (i) are pursuant to indebtedness or financing arrangements described in the Registration Statement, the General Disclosure Package and the Prospectus or are otherwise disclosed therein, (ii) are Permitted Encumbrances or (iii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; all of the leases and subleases relating to the Properties, if any, material to the business of INVH, the Co-Guarantors, the Company and the Subsidiaries considered as one enterprise are in full force and effect, with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, none of INVH, the Co-Guarantors, the Company or any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of INVH, the Co-Guarantors, the Company or any Subsidiary under any such leases. INVH, the Co-Guarantors, the Company, each of the Subsidiaries and each of their Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties, homeowners association laws, rules and regulations and the Fair Housing Act and its state law counterparts), except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; INVH, the Co-Guarantors and the Company have no knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to the Properties, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the mortgages and deeds of trust that encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, INVH, the Co-Guarantors or the Company, as applicable, directly or indirectly, has obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in such amounts as is adequate for the conduct of its business and the value of its Properties and as is prudent and customary for companies engaged in similar businesses, and all such policies of insurance are in full force and effect; and except as otherwise described in the Registration Statement, the General Disclosure Package or the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, none of INVH, the Co-Guarantors, the Company or any of the Subsidiaries nor, to the knowledge of INVH, the Co-Guarantors or the Company, any tenant of any of the Properties is in default under (x) any tenant lease (as lessor or lessee, as the case may be) relating to any of the Properties, (y) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties or (z) any lease, sublease or operating sublease relating to any of the Properties, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements. “Permitted Encumbrances” shall mean each of the following: (i) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s and other similar liens and encumbrances for construction in progress or which have otherwise arisen in the ordinary course of business; (ii) liens for taxes not yet delinquent or being contested in good faith and for which there are adequate reserves on the financial statements of the owner of the applicable Property; (iii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected Property or interfere with the ordinary course business of INVH, the Co-Guarantors, the Company or any of the Subsidiaries; and (iv) liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business.

(p) INVH, the Co-Guarantors, the Company and the Subsidiaries have filed all U.S. federal, state, local and foreign tax returns which have been required to be filed or have requested extensions thereof (except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect or except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus ) and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except for any such taxes and assessments (i) that are currently being contested in good faith and for which adequate reserves or accruals have been provided in accordance with GAAP or (ii) as would not reasonably be expected to have a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(q) Since the date of the most recent financial statements of INVH included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of INVH, the Co-Guarantors, the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by INVH, the Co-Guarantors, the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, and (iii) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of INVH, the Co-Guarantors, the Company or any of the Subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(r) None of the Company, INVH or the Co-Guarantors is in violation of its certificate of incorporation or charter, bylaws, certificate of limited partnership, partnership agreement, certificate of formation or limited liability company agreement, as applicable, and, except as would not reasonably be expected to have a Material Adverse Effect, no Subsidiary is in violation of its certificate or articles of incorporation or organization, charter, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable. None of INVH, the Co-Guarantors, the Company or any of the Subsidiaries is (i) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (ii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to INVH, the Co-Guarantors, the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over INVH, the Co-Guarantors, the Company or any Subsidiary, or any of their properties or assets, except in the case of clauses (i) and (ii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated herein, and the fulfillment of the terms hereof and thereof, (i) do not and will not conflict with the certificate or articles of incorporation or organization, charter, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, of INVH, the Co-Guarantors or the Company and (ii) do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which INVH, the Co-Guarantors, the Company or the Subsidiaries, as the case may be, is a party or by which INVH, the Co-Guarantors, the Company, the Subsidiaries or any of their respective properties is bound, or of the certificate or articles of incorporation or organization, charter, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, of the Subsidiaries or any law, order, rule or regulation judgment, order, writ or decree applicable to INVH, the Co-Guarantors, the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over INVH, the Co-Guarantors, the Company or any Subsidiary, or any of their properties or assets, except in the case of clause (ii) only, for such conflicts, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(s) Each of the Company, INVH and the Co-Guarantors has full right, power and authority to execute and deliver the Transaction Documents to which it is a party and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents to which the Company, INVH or the Co-Guarantors, respectively, is a party and the consummation of the transactions contemplated thereby has been duly and validly taken.

(t) The Indenture has been duly authorized by the Company, INVH and the Co-Guarantors and on the Closing Date will be duly executed and delivered by the Company, INVH and the Co-Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, INVH and the Co-Guarantors enforceable against the Company, INVH and the Co-Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (collectively, the “Enforceability Exceptions”); and on the Closing Date the Indenture will conform in all material respects to the requirements of the Trust Indenture Act.

(u) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of INVH and the Co-Guarantors, respectively, and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be a valid and legally binding obligation of each of INVH and the Co-Guarantors, enforceable against each of INVH and the Co-Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(v) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company, the Co-Guarantors and INVH of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities, the issuance of the Guarantees and compliance by the Company, INVH and the Co-Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Securities and the Guarantees under the Act, (ii) the qualification of the Indenture under the Trust Indenture Act and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(w) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, INVH, the Co-Guarantors, the Company and the Subsidiaries (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business, (ii) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(x) INVH, the Co-Guarantors, the Company and the Subsidiaries own or possess adequate rights to use all patents, inventions, trademarks, trade names, service marks, logos, copyrights, licenses, trade secrets and know-how (including unpatented and unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”) reasonably necessary to conduct their business as presently conducted, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of INVH, the Co-Guarantors, the Company or any of the Subsidiaries has received any communication or notice alleging any claim of infringement, misappropriation or conflict with the asserted rights of others in connection with the Intellectual Property which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) none of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by INVH, the Co-Guarantors or the Company or, to the knowledge of INVH, the Co-Guarantors or the Company, the Subsidiaries, is being used by INVH, the Co-Guarantors, the Company or the Subsidiaries in violation of any contractual obligation binding on INVH, the Co-Guarantors, the Company or any of the Subsidiaries or any of their respective officers, directors or employees; (ii) INVH, the Co-Guarantors, the Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of INVH, the Co-Guarantors, the Company and the Subsidiaries as currently conducted (the “Company IT Systems”) and (iii) the Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of INVH, the Co-Guarantors, the Company and the Subsidiaries as currently conducted.

(z) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, INVH, the Co-Guarantors, the Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of the Company IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses as currently conducted, and, to the knowledge of INVH, the Co-Guarantors, the Company and the Subsidiaries, there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, INVH, the Co-Guarantors, the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the Company IT Systems and Personal Data and to the protection of the Company IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(aa) None of INVH, the Co-Guarantors, the Company or, to the knowledge of INVH, the Co-Guarantors or the Company, any of their affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the unlawful stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(bb) Each of INVH, the Co-Guarantors and the Company is not and, after giving effect to the offering and sale of the Securities contemplated hereunder and the application of the net proceeds thereof, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(cc) INVH, the Co-Guarantors and the Company each maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. None of INVH, the Co-Guarantors or the Company is aware of any material weaknesses in their internal controls over financial reporting.

(dd) INVH, the Co-Guarantors and the Company have established and maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act); INVH’s, the Co-Guarantors’ and the Company’s “disclosure controls and procedures” are reasonably designed to ensure that information (both financial and non-financial) required to be disclosed by INVH in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act, and that all such information is accumulated and communicated to INVH’s management as appropriate to allow timely decisions regarding required disclosure.

(ee) The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company, INVH and the Co-Guarantors reasonably and in good faith believe are reliable and accurate in all material respects, and such data agree with the sources from which they are derived.

(ff) The operations of INVH, the Co-Guarantors, the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including without limitation, those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act of 1970, otherwise known as the Currency and Foreign Transactions Reporting Act, as amended, the money laundering statutes of all jurisdictions where INVH, the Co-Guarantors, the Company or any of the Subsidiaries conducts business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over INVH, the Co-Guarantors, the Company or any of the Subsidiaries thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving INVH, the Co-Guarantors, the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of INVH, the Co-Guarantors or the Company, threatened.

(gg) None of INVH, the Co-Guarantors, the Company or any of the Subsidiaries nor, to the knowledge of INVH, the Co-Guarantors or the Company, any director, officer, agent, controlled affiliate, employee or other person associated with or acting on behalf of INVH, the Co-Guarantors, the Company or any of the Subsidiaries, (i) is currently the subject or the target of any sanctions administered or imposed by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State) (collectively, “Sanctions”); (ii) is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, or is located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”) (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria); (iii) is designated as a ‘specially designated national’ or a ‘blocked person’ by the U.S. government. None of INVH, the Co-Guarantors or the Company will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitating, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner which would reasonably be expected to result in the imposition of Sanctions against any person (including any person participating in the transaction, whether as an initial purchaser, underwriter, advisor, investor or otherwise).

(hh) None of INVH, the Co-Guarantors, the Company or any of the Subsidiaries nor, to the knowledge of INVH, the Co-Guarantors or the Company, any director, officer, agent, employee or controlled affiliate, or other person acting on behalf of INVH, the Co-Guarantors, the Company or any of the subsidiaries, has taken any action on behalf of INVH, the Co-Guarantors or the Company, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and INVH, the Co-Guarantors, the Company, the Subsidiaries and controlled affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii) INVH, the Co-Guarantors, the Company and each of the Subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is prudent and customary for companies engaged in similar businesses; and INVH, the Co-Guarantors and the Company have no reason to believe that they will not be able to renew existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(jj) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which INVH, the Co-Guarantors, the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as

amended (the “Code”)) would have liability (each a “Plan”) is in compliance with all presently applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred; and (b) none of INVH, the Co-Guarantors, the Company or any member of its Controlled Group has incurred or expects to incur liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(kk) Except in each case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, INVH, the Co-Guarantors, the Company and the Subsidiaries: (i) are in compliance with all applicable federal, state and local statutes, rules and regulations relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes or the arrangement for such activities (“Environmental Laws”); (ii) have obtained and are in compliance with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct their business; and (iii) have not received written notice of any actual, pending or threatened claim or potential liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location) or facilities or real property (whether owned, leased or operated) and INVH, the Co-Guarantors and the Company are not aware of any facts or conditions that could reasonably be expected to give rise to any such claim or liability.

(ll) There are no relationships or related-party transactions involving INVH, the Co-Guarantors, the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been so described as required.

(mm) Except as provided under the terms of any indebtedness of INVH, the Co-Guarantors, the Company or the Subsidiaries disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.

(nn) No labor disturbance by or dispute with employees of INVH, the Co-Guarantors, the Company or any of the Subsidiaries exists or, to the knowledge of INVH, the Co-Guarantors or the Company, is contemplated or threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(oo) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of INVH, the Co-Guarantors, the Company or any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against INVH, the Co-Guarantors, the Company, the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(pp) Commencing with its taxable year ended December 31, 2013, INVH (as successor to the real estate investment trust (“REIT”) election of IH2 Property Holdings Inc. in connection with INVH’s initial public offering in February 2017) has been and is organized and has operated in conformity with the requirements for qualification and taxation as a REIT, and its current organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2021 and thereafter.

(qq) There are no franchises, contracts or other documents of a character required to be described in the Registration Statement or Prospectus, or to be filed as exhibits thereto, that are not so filed or described. The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Description of Debt Securities,” “Description of Notes,” and “Material U.S. Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(rr) No person has the right to require INVH, the Co-Guarantors, the Company or any of the Subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement or the offering, issuance or sale of the Securities other than pursuant to the Amended and Restated Registration Rights Agreement, dated as of October 4, 2016, among INVH, as successor in interest to Starwood Waypoint Residential Trust, and the other parties named therein. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (i) INVH, the Co-Guarantors and the Company do not have any material lending or other relationship with any Underwriter or, to their knowledge, any bank or lending affiliate of any Underwriter and (ii) the Company does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any Underwriter or, to its knowledge, any affiliate of any Underwriter.

(ss) Except as described in the Registration Statement, the General Disclosure Package or the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, INVH, the Co-Guarantors, the Company and/or the Subsidiaries holds the lessor’s interest under the leases with any tenants occupying each Property.

(tt) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds received by the Company from the issuance, sale and delivery of the Securities will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu) Any certificate signed by any officer, general partner, managing member or other authorized representative of INVH, the Co-Guarantors, the Company or any Subsidiary and delivered to the Representatives or to counsel to the Representatives pursuant to or in connection with this Agreement shall be deemed a representation and warranty by INVH, the Co-Guarantors, the Company or such Subsidiary, as applicable, to the Representatives as to the matters covered thereby.

2. Purchase, Sale and Delivery of the Securities.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto, (i) in the case of the 2028 Notes, at a price equal to 99.246% of the principal amount thereof plus accrued interest, if any, from November 5, 2021 to the Closing Date and (ii) in the case of the 2034 Notes, at a price equal to 99.134% of the principal amount thereof plus accrued interest, if any, from November 5, 2021 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) Payment for the Securities to be sold hereunder is to be made in federal (same day) funds to the Company to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, New York, New York (“DTC”), for the account of the Underwriters, of the global notes representing the Securities (collectively, the “Global Notes”). Each of the 2028 Notes and the 2034 Notes will be evidenced by one or more separate Global Notes. Payment for and delivery of the Securities will be made at 10:00 a.m., New York City time, on November 5, 2021 or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

3. Offering by the Underwriters.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the General Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

4. Covenants of the Company, INVH and the Co-Guarantors.

The Company, INVH and the Co-Guarantors jointly and severally covenant and agree with the several Underwriters that:

(a) The Company, INVH and the Co-Guarantors will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, and will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Schedule II hereto) to the extent required by Rule 433 under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing in a timely manner or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by INVH with the Commission subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities.

(b) The Company, INVH and the Co-Guarantors will (i) not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer Free

Writing Prospectuses identified on Schedule II hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the Act that has been reviewed and approved by the Representatives, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company, INVH or the Co-Guarantors being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) Prior to the termination of the offering of the Securities, the Company will advise the Representatives promptly (i) when any post-effective amendment to the Registration Statement shall have become effective, (ii) of receipt of any comments from the Commission, (iii) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed, (iv) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Rule 401(g)(2) or pursuant to Section 8A of the Act, (vi) of the occurrence of any event or development within the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act (the “Prospectus Delivery Period”) as a result of which the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose. INVH, the Co-Guarantors, and the Company, as applicable, will use their best efforts to prevent the issuance of any order referred to in clause (v) or (vii) of this paragraph and to obtain as soon as possible the lifting thereof, if issued.

(d) The Company will cooperate with the Representatives in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (i) qualify as a foreign limited partnership or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Securities.

(e) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the Prospectus Delivery Period, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives as many copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

(f) The Company, INVH and the Co-Guarantors will comply with the Act and the Rules and Regulations, and INVH will comply with the Exchange Act, so as to permit the completion of the distribution of the Securities and issuance of the related Guarantees as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event or development shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any applicable federal or state securities law, the Company, INVH or the Co-Guarantors, as the case may be, promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(g) If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event or development shall occur or condition shall exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any applicable federal state or law, the Company, INVH or the Co-Guarantors, as the case may be, promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(h) INVH will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement or statements (which need not be audited) which shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act, which obligation may be satisfied by filing such earnings statement or statements with the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

(i) During the period from the date hereof through and including the Closing Date, the Company, INVH and the Co-Guarantors will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company, INVH or the Co-Guarantors and having a tenor of more than one year.

(j) The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(k) INVH, the Co-Guarantors and the Company have not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the unlawful stabilization or manipulation of the price of any securities of the Company.

(l) The Company shall apply the net proceeds of the sale of the Securities as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

5. Costs and Expenses.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of INVH, the Co-Guarantors and the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of INVH, the Co-Guarantors or the Company; (ii) the fees and disbursements of counsel for INVH, the Co-Guarantors or the Company; (iii) all costs and expenses related to the preparation, transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon (if applicable); (iv) the transportation and other expenses incurred by or on behalf of INVH, the Co-Guarantors or Company representatives in connection with presentations to prospective purchasers of the Securities; (v) the cost of printing and delivering to, or as reasonably requested by, the Underwriters copies of the Transaction Documents, the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, any Blue Sky survey, and, in each case, any supplements or amendments thereto; (vi) the filing fees of the Commission; (vii) the filing fees and expenses (including reasonable legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Securities in an amount not to exceed $5,000; (viii) any costs relating to the Global Notes, if any, representing the Securities; (ix) the costs and charges of any depositary; (x) the expenses (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with the qualification of the Securities under foreign or state securities or blue sky laws and the preparation, printing and distribution of a blue sky memorandum (including the related reasonable fees and expenses of counsel for the Underwriters) in an amount not to exceed $5,000; (xi) any fees charged by rating agencies for rating the Securities; (xii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (xiii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties).

The Company shall not be required to pay for any of the Underwriters’ expenses (other than those related to qualification under FINRA regulation and state securities or blue sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 10 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the Underwriters severally through the Representatives for reasonable and documented out-of-pocket expenses, including reasonable fees and disbursements of counsel incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing their obligations hereunder; provided that the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Securities.

6. Conditions of Obligations of The Underwriters.

The several obligations of the Underwriters to purchase the Securities on the Closing Date are subject to the accuracy, as of the Applicable Time and as of the Closing Date, of the representations and warranties of the Company, INVH and the Co-Guarantors contained herein, and to the performance by the Company, INVH and the Co-Guarantors of their respective covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Rule 401(g)(2) or Section 8A under the Act shall have been taken or, to the knowledge of the Company, INVH or the Co-Guarantors, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date, which would prevent the sale of the Securities.

(b) The Representatives shall have received on the Closing Date the (i) legal opinion and 10b-5 statement of Sidley Austin LLP, counsel for the Company, INVH and the Co-Guarantors, (ii) the legal opinion of Venable LLP, Maryland counsel for INVH, and (iii) the tax opinion of Simpson Thacher & Bartlett LLP, special tax counsel for the Company, INVH and the Co-Guarantors, each dated the Closing Date, addressed to the Underwriters and substantially in the form of Annex B, Annex C and Annex D hereto, respectively.

(c) The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, a legal opinion and 10b-5 statement, dated the Closing Date, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(d) The Representatives shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as applicable, a letter in form and substance satisfactory to the Representatives, of Deloitte & Touche LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(e) The Representatives shall have received on the Closing Date a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of INVH, on behalf of INVH, the Co-Guarantors and the Company, to the effect that, as of the Closing Date, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Rule 401(g)(2) or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii) The representations and warranties of the Company, INVH and the Co-Guarantors, as applicable, contained in Section 1 hereof are true and correct as of the Closing Date; and

(iii) Since the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) The Company, INVH and the Co-Guarantors shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(g) The Company shall have furnished to the Representatives a certificate signed by the Chief Financial Officer of INVH, dated the Closing Date, in the form set forth in Exhibit A hereto.

(h) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the results of operations, business, assets, condition (financial or otherwise) or prospects of INVH, the Co-Guarantors, the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i) The Securities shall be eligible for clearance and settlement through DTC.

(j) The Indenture and the Guarantees shall have been duly executed and delivered by a duly authorized officer of the Company, INVH, the Co-Guarantors and the Trustee, as applicable, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives and to Goodwin Procter LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company, INVH and the Co-Guarantors of such termination in compliance with Section 9 hereof prior to the Closing Date.

In such event, the Company, INVH, the Co-Guarantors and the Underwriters shall not be under any obligation to each other (except to the extent provided in Section 5 and Section 7 hereof).

7. Indemnification.

(a) The Company, INVH and the Co-Guarantors, jointly and severally, agree:

(i) to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”)), the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such Affiliate, director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company, INVH and the Co-Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company, INVH and the Co-Guarantors by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof; and

(ii) to reimburse each Underwriter, each Underwriters’ directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless INVH, the Co-Guarantors and the Company, each of their respective directors, members or general partner, as applicable, each of the officers of INVH, the Co-Guarantors and the Company who have signed the Registration Statement, and each person, if any, who controls INVH, the Co-Guarantors or the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which INVH, the Co-Guarantors, the Company, or any such director, member, general partner, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) with respect to any Preliminary Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by INVH, the Co-Guarantors, the Company or any such director, member, general partner, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company, INVH and the Co-Guarantors by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or (b) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b) hereof. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action or (iv) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) hereof and by the Company, INVH and/or the Co-Guarantors, as the case may be, in the case of parties indemnified pursuant to Section 7(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, INVH and the Co-Guarantors on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or unavailable for any reason then each indemnifying party shall contribute on a several basis to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, INVH and the Co-Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, INVH and the Co-Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the (i) total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and (ii) the difference between (x) the aggregate price to the public received by the Underwriters and (y) the aggregate price paid by the Underwriters to the Company for the Securities, bear to the aggregate price to the public received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, INVH or the Co-Guarantors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, INVH, the Co-Guarantors, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each Affiliate, director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company, INVH or the Co-Guarantors within the meaning of either the Act or the Exchange Act, each officer of INVH, the Co-Guarantors and the Company who shall have signed the Registration Statement, each director of the Company or INVH, the general partner of the Company and the sole member of each of the Co-Guarantors shall have the same rights to contribution as the Company, INVH and the Co-Guarantors, as applicable, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan, agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company, INVH and the Co-Guarantors set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or general partner, INVH, its directors or officers, the Co-Guarantors, each of their respective sole members or officers, or any persons controlling the Company, INVH or the Co-Guarantors, (ii) acceptance of any Securities and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or general partner, INVH, its directors or officers, the Co-Guarantors, each of their respective sole members or officers, or any person controlling the Company, INVH or the Co-Guarantors, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8. Default by Underwriters.

If on the Closing Date any Underwriter shall fail to purchase and pay for the portion of the Securities which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company, INVH or the Co-Guarantors) you, as the Representatives, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the principal amount of Securities which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as the Representatives, shall not have procured such other Underwriters, or any others, to purchase the principal amount of Securities agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate principal amount of Securities with respect to which such default shall occur does not exceed 10% of aggregate principal amount of Securities to be purchased on the Closing Date, the other Underwriters shall be obligated, severally, in proportion to the respective aggregate principal amount of Securities which they are obligated to purchase hereunder, to purchase the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate principal amount of Securities with respect to which such default shall occur exceeds 10% of the aggregate principal amount of Securities to be purchased on the Closing Date, the Company, INVH, the Co-Guarantors or you as the Representatives will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters, the Company, INVH or the Co-Guarantors except to the extent provided in Section 5 and Section 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section

8, the Closing Date may be postponed for such period, not exceeding five business days, as you, as the Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Representatives, to: c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management (e-mail: tmgcapitalmarkets@wellsfargo.com); c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Leveraged Debt Capital Markets, with a copy to 1 Columbus Circle, 19th Floor, New York, New York 10019, Attention: General Counsel, fax: (646) 374-1071; c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; as well as a copy to Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018, Attention: Scott C. Chase, fax: 617-321-4413. Notices to the Company, INVH and the Co-Guarantors shall be given to them at 1717 Main Street, Suite 2000, Dallas, Texas 75201, Attention: Chief Legal Officer, with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Jason A. Friedhoff, fax: 212-839-5599.

10. Termination.

This Agreement may be terminated by you by notice to the Company, INVH and the Co-Guarantors (a) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change in or affecting the results of operations, business, assets, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus; (iii) suspension of trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the declaration of a banking moratorium by the United States or New York State and other jurisdictions as applicable authorities; (v) any downgrading in the rating of any of INVH’s, the Co-Guarantors’ or the Company’s debt securities by any “nationally recognized statistical rating organization” (within the meaning of Section 3(a)(62) of the Exchange Act) or any public announcement by any such organization that it has under surveillance or review, with possible negative implications, its rating of any of INVH’s, the Co-Guarantors’ or the Company’s debt securities; or (vi) the suspension of trading of INVH’s, the Co-Guarantors’ or the Company’s securities by the New York Stock Exchange, the Commission or any other governmental authority; or (b) as provided in Sections 6 and 8 of this Agreement.

11. Successors.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company, INVH and the Co-Guarantors and their respective successors, executors, administrators, heirs and assigns, and the officers, directors, general partner, members and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.

12. Information Provided by Underwriters.

The Company, INVH, the Co-Guarantors and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company, INVH and the Co-Guarantors for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus consists of the information set forth in the first paragraph under the heading “Underwriting–Commissions and Discounts,” in the third sentence of the first paragraph under the heading “Underwriting–New Issue of Notes” and in the first and second paragraphs under the heading “Underwriting–Short Positions and Stabilizing Transactions,” in each case in the Preliminary Prospectus and Prospectus, and any information furnished by the Underwriters for inclusion in any Issuer Free Writing Prospectus.

13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14. Compliance with USA Patriot Act15. . In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company, INVH or the Co-Guarantors, their directors, officers or controlling person thereof, as the case may be, and (c) delivery of and payment for the Securities under this Agreement.

The Company, INVH and the Co-Guarantors acknowledge and agree that each Underwriter in providing investment banking services to the Company, INVH and the Co-Guarantors in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary, and the Company, INVH and the Co-Guarantors do not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, neither the Representatives nor any other Underwriter is advising the Company, INVH, the Co-Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company, INVH and the Co-Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company, INVH or the Co-Guarantors with respect thereto. Any review by the Underwriters of the Company, INVH, the Co-Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company, INVH or the Co-Guarantors.

This Agreement constitutes the entire agreement of, and supersedes all prior agreements and understandings (whether written or oral) between, the Company, INVH, the Co-Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof. The section headings used herein are for convenience only and shall not affect the construction hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

This Agreement and any claim, controversy or dispute relating to or arising from this Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Underwriters and the Company (on its own behalf and, to the extent permitted by law, on behalf of its unitholders), INVH (on its own behalf and, to the extent permitted by law, on behalf of its stockholders) and the Co-Guarantors (on each entity’s own behalf and, to the extent permitted by law, on behalf of each entity’s members) waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, INVH, the Co-Guarantors and the several Underwriters in accordance with its terms.

Very truly yours,

Invitation Homes Operating Partnership LP

By: Invitation Homes OP GP LLC, its sole general partner

By:	/s/ Ernest M. Freedman
Name: Ernest M. Freedman
Title: Executive Vice President and Chief
Financial Officer

Invitation Homes Inc.

By:	/s/ Ernest M. Freedman
Name: Ernest M. Freedman
Title: Executive Vice President and Chief
Financial Officer

Invitation Homes OP GP LLC

By:	/s/ Ernest M. Freedman
Name: Ernest M. Freedman
Title: Executive Vice President and Chief
Financial Officer

IH Merger Sub, LLC

By:	/s/ Ernest M. Freedman
Name: Ernest M. Freedman
Title: Executive Vice President and Chief
Financial Officer

(Signature Page to Underwriting Agreement)

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Authorized Signatory

As Representatives of the several
Underwriters listed on Schedule I hereto

(Signature Page to Underwriting Agreement)

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Deutsche Bank Securities Inc.

By:	/s/ John C. McCabe
Authorized Signatory

By:	/s/ Kevin Prior
Authorized Signatory

As Representatives of the several
Underwriters listed on Schedule I hereto

(Signature Page to Underwriting Agreement)

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Goldman Sachs & Co. LLC

By:	/s/ Raffael M. Fiumara
Authorized Signatory

As Representatives of the several
Underwriters listed on Schedule I hereto

(Signature Page to Underwriting Agreement)

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Principal Amount of 2028 Notes	Principal Amount of 2034 Notes
Wells Fargo Securities, LLC	$96,000,000	$64,000,000
Deutsche Bank Securities Inc.	$87,000,000	$58,000,000
Goldman Sachs & Co. LLC	$87,000,000	$58,000,000
BofA Securities, Inc.	$38,400,000	$25,600,000
Credit Suisse Securities (USA) LLC	$38,400,000	$25,600,000
J.P. Morgan Securities LLC	$38,400,000	$25,600,000
Mizuho Securities USA LLC	$38,400,000	$25,600,000
PNC Capital Markets LLC	$38,400,000	$25,600,000
Citigroup Global Markets Inc.	$12,000,000	$8,000,000
KeyBanc Capital Markets Inc.	$12,000,000	$8,000,000
Morgan Stanley & Co. LLC	$12,000,000	$8,000,000
RBC Capital Markets, LLC	$12,000,000	$8,000,000
BMO Capital Markets Corp.	$9,000,000	$6,000,000
BNP Paribas Securities Corp.	$9,000,000	$6,000,000
BNY Mellon Capital Markets, LLC	$9,000,000	$6,000,000
Capital One Securities, Inc.	$9,000,000	$6,000,000
Raymond James & Associates, Inc.	$9,000,000	$6,000,000
Regions Securities LLC	$9,000,000	$6,000,000
Scotia Capital (USA) Inc.	$9,000,000	$6,000,000
U.S. Bancorp Investments, Inc.	$9,000,000	$6,000,000
Academy Securities, Inc.	$6,000,000	$4,000,000
Comerica Securities, Inc.	$6,000,000	$4,000,000
Samuel A. Ramirez & Company, Inc.	$6,000,000	$4,000,000
Total	$600,000,000	$400,000,000

Schedule I-1

SCHEDULE II

1.	Pricing Term Sheet, dated November 1, 2021, substantially in the form of Annex A.

Schedule II-1

ANNEX A

Pricing Term Sheet

Invitation Homes Operating Partnership LP

$600,000,000 2.300% Senior Notes due 2028

$400,000,000 2.700% Senior Notes due 2034

November 1, 2021

Issuer:	Invitation Homes Operating Partnership LP

State of Formation:	Delaware

Guarantors:	Invitation Homes Inc. Invitation Homes OP GP LLC IH Merger Sub, LLC

Expected Ratings* (Moody’s/S&P/Fitch):	****/******/****

Security:	2.300% Senior Notes due 2028 (the “2028 Notes”) 2.700% Senior Notes due 2034 (the “2034 Notes”)

Aggregate Principal Amount:	2028 Notes: $600,000,000 2034 Notes: $400,000,000

Maturity Date:	2028 Notes: November 15, 2028 2034 Notes: January 15, 2034

Interest Rate:	2028 Notes: 2.300% per annum 2034 Notes: 2.700% per annum

Interest Payment Dates:	2028 Notes: May 15 and November 15, commencing May 15, 2022 2034 Notes: January 15 and July 15, commencing July 15, 2022

Price to Public:	2028 Notes: 99.871% of the aggregate principal amount 2034 Notes: 99.809% of the aggregate principal amount

Yield to Maturity:	2028 Notes: 2.320% 2034 Notes: 2.718%

Benchmark Treasury:	2028 Notes: 1.375% due October 31, 2028 2034 Notes: 1.250% due August 15, 2031

Spread to Benchmark Treasury:	2028 Notes: T + 87 basis points 2034 Notes: T + 115 basis points

Benchmark Treasury Price / Yield:	2028 Notes: 99-16 / 1.450% 2034 Notes: 97-04 / 1.568%

Optional Redemption:

2028 Notes: Prior to September 15, 2028 (two months prior to the Maturity Date of the 2028 Notes), “make-whole” redemption at the Adjusted Treasury Rate (as defined) plus 15 basis points (calculated as though the actual Maturity Date of the 2028 Notes was September 15, 2028), plus accrued and unpaid interest to, but not including, the redemption date. On and after September 15, 2028 (two months prior to the Maturity Date of the 2028 Notes), at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date. See the preliminary prospectus supplement for the definition of “Adjusted Treasury Rate” and for further terms and provisions applicable to optional redemption and the calculation of the redemption price.

2034 Notes: Prior to October 15, 2033 (three months prior to the Maturity Date of the 2034 Notes), “make-whole” redemption at the Adjusted Treasury Rate (as defined) plus 20 basis points (calculated as though the actual Maturity Date of the 2034 Notes was October 15, 2033), plus accrued and unpaid interest to, but not including, the redemption date. On and after October 15, 2033 (three months prior to the Maturity Date of the 2034 Notes), at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date. See the preliminary prospectus supplement for the definition of “Adjusted Treasury Rate” and for further terms and provisions applicable to optional redemption and the calculation of the redemption price.

Trade Date:	November 1, 2021

Settlement Date:	November 5, 2021 (T+4); under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the date that is two business days preceding the settlement date will be required, by virtue of the fact that the Notes initially settle in T+4 to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes during such period should consult their advisors.

CUSIP/ISIN:	2028 Notes: 46188BAB8 / US46188BAB80 2034 Notes: 46188BAC6 / US46188BAC63

Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:

Wells Fargo Securities, LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

BofA Securities, Inc.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

PNC Capital Markets LLC

Co-Managers:

Citigroup Global Markets Inc.

KeyBanc Capital Markets Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

BMO Capital Markets Corp.

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

Capital One Securities, Inc.

Raymond James & Associates, Inc.

Regions Securities LLC

Scotia Capital (USA) Inc.

U.S. Bancorp Investments, Inc.

Academy Securities, Inc.

Comerica Securities, Inc.

Samuel A. Ramirez & Company, Inc.

Addition to page S-46 of the Preliminary Prospectus Supplement, dated November 1, 2021 related to this offering:

In addition to the selling restrictions beginning on page S-43 in the preliminary prospectus supplement dated November 1, 2021, the following selling restriction also applies to the 2028 Notes and the 2034 Notes:

Notice to Prospective Investors in South Korea

The notes have not been and will not be offered, delivered or sold directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the notes may not be re-sold to South Korean residents unless the purchaser of the shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

*

A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time. Each of the ratings above should be evaluated independently of any other security rating.

The issuer and guarantors have filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the preliminary prospectus supplement and other documents the issuer and guarantors have filed with the SEC for more complete information about the issuer and guarantors and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, the guarantors, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting: Wells Fargo Securities, LLC at 1-800-645-3751; Deutsche Bank Securities Inc. at 1-800-503-4611; and Goldman Sachs & Co. LLC at 1-866-471-2526.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

ANNEX B

Form of Sidley Austin LLP Opinion

ANNEX C

Form of Venable LLP Opinion

ANNEX D

Form of Simpson Thacher & Bartlett LLP Opinion

EXHIBIT A

FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER